Exhibit 99.1

Appalachian Bancshares Announces 30%
Growth in Net Income for the Third Quarter of 2005

ELLIJAY, Ga., October 24, 2005 - Appalachian Bancshares, Inc. (Nasdaq:APAB) today announced earnings highlights for the quarter ended September 30, 2005, including:
  Net income of $1.4 million, a 30.1% increase over the third quarter of 2004;
  Diluted earnings per share of $0.35, a 29.6% increase over the same period last year;
  Net interest income totaling $6.1 million, an increase of 31.4% over the third quarter of 2004; and
  Net interest margin of 4.72%, an increase of 32 basis points over the same quarter last year.

“Once again, we were able to turn our relationship-based approach to customer service into profitability by generating a double-digit percentage increase in our net income during the third quarter,” said Chief Executive Officer Tracy R. Newton. “Expansion of existing customer relationships, as well as continued growth in new customer accounts, were key drivers of our strong financial performance. Business activity in our North Georgia markets also remained strong in the third quarter.”

Total deposits grew to $452.7 million as of September 30, 2005, an increase of 22.0% from September 30, 2004. Noninterest-bearing deposits were $46.9 million, a 47.6% increase from September 30, 2004, while interest-bearing deposits grew 19.6%, to $405.7 million, over the same period. Loans, net of unearned income, at September 30, 2005 were $425.2 million, an increase of 14.9% from a year ago. Total assets were $546.3 million, which represents an increase of 16.9% compared to September 30, 2004.

Net income for the nine months ended September 30, 2005 totaled $3.6 million, a rise of 22.8% from the first nine months of 2004. Diluted earnings per share for the first nine months of 2005 were $0.91, a 19.7% increase from the same period in 2004.

Noninterest income in the third quarter of 2005 rose 14.9% over the same period a year ago, to $834,000. Noninterest expense during the same period increased 19.4%, to $4.2 million. The rise in expenses was due primarily to an increase in salaries which was caused by the hiring of several management-level employees necessary to provide additional infrastructure to support the continued growth of the company.

The allowance for loan losses at the end of the third quarter was $5.4 million, an increase of $1.1 million, from a year earlier, and $501,000 from the previous quarter of 2005. The ratio of loan loss reserves to total loans was 1.28% at September 30, 2005, compared to 1.15% a year ago and 1.21% at the end of the previous quarter of 2005.

Nonperforming assets were $1.6 million at the end of the third quarter of 2005, a decline of $733,000 from a year ago and slightly below the second quarter 2005 level. Net charge-offs to average loans in the third quarter were 3 basis points, compared to 5 basis points a year ago and 1 basis point in the previous quarter.

“Appalachian Bancshares has entered into a new stage of growth,” said Newton. “We completed an offering of 1,100,000 shares of common stock in October, to support our growth objectives. Further, we expect to have our new corporate headquarters completed by the end of this year. We also have transitioned the trading of our shares of common stock from the OTC Bulletin Board to the Nasdaq National Stock Market, to make trading easier and more liquid for our shareholders and for potential investors. Given our level of growth in recent years, the stock offering and the move of trading to Nasdaq have made good business sense for our company and our shareholders.”

About Appalachian Bancshares, Inc.
Appalachian Bancshares Inc., based in Ellijay, Ga., is the holding company of Appalachian Community Bank, a state-chartered bank organized under the laws of the State of Georgia. Appalachian Community Bank, which also operates under the trade name of Gilmer County Bank, has assets of $516 million and provides a full range of community banking services to individuals, small and medium-sized businesses, and farmers, through its North Georgia banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville. For more information, please visit the company’s website at www.acbanks.net.

This press release contains "forward-looking statements," within the meaning of the federal securities laws, relating to the company’s plans and earnings. These statements can be identified by the use of forward-looking terminology, such as "expects," “may,” "will," or similar terminology, and are based upon the current expectations and beliefs of the company’s management. These forward-looking statements, however, are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions, other factors beyond the company’s control, and those described in the risk factors and in the other cautionary statements contained in the company’s filings with the Securities and Exchange Commission.

Please contact Tracy R. Newton, Chief Executive Officer, or Darren M. Cantlay, Chief Financial Officer, with any questions or requests for additional information, at (706) 276-8000.

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APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/2005	9/30/2004	% Change	9/30/2005	9/30/2004	% Change

Earnings Summary
Interest income	9,267	6,536	41.8%	24,616	18,822	30.8%
Interest expense	(3,209)	(1,926)	66.6%	(8,227)	(5,459)	50.7%
Net interest income	6,058	4,610	31.4%	16,389	13,363	22.6%
Provision for loan losses	(617)	(274)	125.2%	(1,546)	(925)	67.1%
Noninterest income	834	726	14.9%	2,364	2,083	13.5%
Noninterest expense	(4,191)	(3,509)	19.4%	(11,896)	(10,223)	16.4%
Earnings before income taxes	2,084	1,553	34.2%	5,311	4,298	23.6%
Income tax expense	(694)	(485)	43.1%	(1,696)	(1,354)	25.3%
Net income	$1,390	$1,068	30.1%	$3,615	$2,944	22.8%

Per Common Share
Net income - basic	$0.36	$0.29	24.1%	$0.94	$0.79	19.0%
Net income - diluted	0.35	0.27	29.6%	0.91	0.76	19.7%
Book value	10.30	9.26	11.2%	10.30	9.26	11.2%
End of period shares outstanding	3,880,824	3,736,079	3.9%	3,880,824	3,736,079	3.9%
Weighted average shares outstanding:
Basic	3,880,824	3,736,079	3.9%	3,841,861	3,719,312	3.3%
Diluted	3,988,843	3,894,699	2.4%	3,967,791	3,879,415	2.3%

	Average for Quarter Ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Balance Sheet Highlights
Loans	$424,629	$401,669	$381,556	$375,089	$368,005
Allowance for loan losses	5,136	4,666	4,364	4,266	4,228
Investment securities	67,160	63,202	64,084	59,925	55,890
Earning assets	495,312	466,282	446,270	435,388	425,125
Total assets	529,896	498,949	478,091	467,450	455,254
Total deposits	439,985	409,356	389,134	378,071	368,605
Short-term borrowings	10,789	12,374	7,388	11,680	9,398
Long-term debt	30,773	31,245	37,139	34,287	35,902
Subordinated long-term capital notes	6,186	6,186	6,186	6,186	6,186
Shareholders' equity	38,851	37,468	36,343	34,976	33,318

	Average for Nine Months Ended
	9/30/2005	9/30/2004	% Change
Balance Sheet Highlights
Loans	$402,776	$355,250	13.4%
Allowance for loan losses	4,725	4,037	17.0%
Investment securities	64,827	55,993	15.8%
Earning assets	469,574	411,669	14.1%
Total assets	502,375	438,972	14.4%
Total deposits	413,011	357,087	15.7%
Short-term borrowings	10,196	7,858	29.8%
Long-term debt	33,029	33,763	-2.2%
Subordinated long-term capital notes	6,186	6,186	0.0%
Shareholders' equity	37,563	32,472	15.7%

						% change	% change
	Ending Balance					12/31/2004 to	9/30/2004 to
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2005
Balance Sheet Highlights
Loans	425,284	409,190	388,424	377,352	370,062	12.7%	14.9%
Allowance for loan losses	5,437	4,936	4,467	4,349	4,257	25.0%	27.7%
Investment securities	68,383	64,007	64,090	64,655	56,199	5.8%	21.7%
Earning assets	506,640	477,001	461,104	442,470	435,073	14.5%	16.4%
Total assets	546,338	516,492	495,978	472,811	467,373	15.6%	16.9%
Total deposits	452,654	424,102	394,564	381,498	371,065	18.7%	22.0%
Short-term borrowings	13,861	14,273	24,528	15,470	13,018	-10.4%	6.5%
Long-term debt	30,400	30,950	31,400	31,950	40,371	-4.9%	-24.7%
Subordinated long-term capital notes	6,186	6,186	6,186	6,186	6,186	0.0%	0.0%
Shareholders' equity	39,979	38,547	37,122	36,083	34,597	10.8%	15.6%

	Quarter Ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Nonperforming Assets
Nonaccruing loans	$1,359	$1,347	$1,302	$1,524	$1,857
Loans past due 90 days or more	34	91	18	34	122
Restructured loans	-	-	-	-	-
Total nonperforming loans	1,393	1,438	1,320	1,558	1,979
Other real estate	147	136	136	516	305
Total nonperforming assets	$1,540	$1,574	$1,456	$2,074	$2,284

	Quarter Ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Allowance for Loan Losses

Balance at beginning of period	$4,936	$4,467	$4,349	$4,257	$4,180

Total loans charged off	(122)	(40)	(328)	(227)	(205)
Total recoveries on loans previously charged off	6	17	9	9	8
Net loans charged off	(116)	(23)	(319)	(218)	(197)

Provision for loan losses	617	492	437	310	274
Balance at end of period	$5,437	$4,936	$4,467	$4,349	$4,257

Allowance at end of period to loans	1.28%	1.21%	1.15%	1.15%	1.15%
Allowance at end of period to average loans	1.28%	1.23%	1.17%	1.16%	1.16%
Net charge-offs to average loans	0.03%	0.01%	0.08%	0.06%	0.05%
Net charge-offs to allowance at end of period	2.13%	0.47%	7.14%	5.01%	4.63%
Recoveries to prior period charge-offs	15.00%	5.18%	3.96%	4.39%	8.60%

	Year-to-Date Period Ended
Selected Ratios	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Return on average assets	0.96%	0.91%	0.81%	0.91%	0.89%
Return on average equity	12.83%	12.06%	10.62%	12.23%	12.09%
Average earning assets to average total assets	93.47%	93.40%	93.34%	93.64%	93.78%
Average loans as percentage of average deposits	97.52%	98.09%	98.05%	99.43%	99.49%
Net interest margin (tax equivalent)	4.73%	4.60%	4.47%	4.44%	4.42%
Average equity to average assets	7.48%	7.55%	7.60%	7.42%	7.40%
Efficiency ratio (tax equivalent)	62.57%	64.02%	66.86%	64.77%	64.95%

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three Months and Nine Months Ended September 30, 2005 and 2004
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Interest Income
Interest and fees on loans	$8,538	$6,028	$22,711	$17,310
Interest on investment securities:
Taxable securities	533	335	1,349	1,006
Nontaxable securities	161	163	488	488
Interest on deposits with other banks	6	1	13	2
Interest on federal funds sold	29	9	55	16
Total Interest Income	9,267	6,536	24,616	18,822

Interest Expense
Interest on deposits	2,751	1,585	6,908	4,508
Interest on short-term borrowings	70	36	150	77
Interest on long-term debt	284	235	877	676
Interest on subordinated long-term capital notes	104	70	292	198
Total Interest Expense	3,209	1,926	8,227	5,459

Net Interest Income	6,058	4,610	16,389	13,363
Provision for loan losses	617	274	1,546	925

Net Interest Income After Provision for Loan Losses	5,441	4,336	14,843	12,438

Noninterest Income
Customer service fees	380	312	1,032	887
Insurance commissions	21	13	51	39
Mortgage origination fees	242	196	690	640
Investment securities gains (losses)	-	-	-	(23)
Other operating income	191	205	591	540
Total Noninterest Income	834	726	2,364	2,083

Noninterest Expenses
Salaries and employee benefits	2,356	1,787	6,335	5,030
Occupancy, furniture and equipment expense	495	531	1,536	1,449
Other operating expenses	1,340	1,191	4,025	3,744
Total Noninterest expense	4,191	3,509	11,896	10,223

Income before income taxes	2,084	1,553	5,311	4,298
Income tax expense	694	485	1,696	1,354

Net Income	$1,390	$1,068	$3,615	$2,944

Earnings Per Common Share
Basic	$0.36	$0.29	$0.94	$0.79
Diluted	0.35	0.27	0.91	0.76

Cash Dividends Declared Per Common Share	$-	$-	$-	$-

Weighted Average Shares Outstanding
Basic	3,880,824	3,736,079	3,841,861	3,719,312
Diluted	3,988,843	3,894,699	3,967,791	3,879,415

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(Dollars in thousands)

	9/30/2005	12/31/2004	9/30/2004
Assets
Cash and due from banks	$13,532	$4,954	$7,154
Interest-bearing deposits with other banks	399	404	9,721
Federal funds sold	13,679	2,156	1,790
Cash and Cash Equivalents	27,610	7,514	18,665

Securities available-for-sale	68,383	64,655	56,199

Loans, net of unearned income	425,284	377,352	370,062
Allowance for loan losses	(5,437)	(4,349)	(4,257)
Net Loans	419,847	373,003	365,805

Premises and equipment, net	14,512	12,989	12,924
Accrued interest	4,047	2,901	2,522
Cash surrender value on life insurance	8,028	7,833	7,753
Intangibles, net	2,091	2,116	2,125
Other assets	1,820	1,800	1,380

Total Assets	$546,338	$472,811	$467,373

Liabilities and Shareholders' Equity

Liabilities
Noninterest-bearing deposits	$46,913	$32,896	$31,780
Interest-bearing deposits	405,741	348,602	339,285
Total Deposits	452,654	381,498	371,065

Short-term borrowings	13,861	15,470	13,018
Accrued interest	626	540	586
Long-term debt	30,400	31,950	40,371
Subordinated long-term capital notes	6,186	6,186	6,186
Other liabilities	2,632	1,084	1,550
Total Liabilities	506,359	436,728	432,776

Shareholders' Equity
Preferred Stock, 20,000,000 shares authorized, none issued	-	-	-
Common stock, par value $0.01 per share, 20,000,000 shares
authorized, 3,956,797 shares issued at September 30, 2005
and 3,840,572 shares issued at December 31, 2004	40	38	38
Paid-in capital	24,557	23,732	23,170
Retained earnings	16,250	12,635	11,533
Accumulated other comprehensive income (loss)	(168)	378	556
Treasury stock, at cost (75,973 shares at September 30, 2005
and at December 31, 2004)	(700)	(700)	(700)
Total Shareholders' Equity	39,979	36,083	34,597

Total Liabilities and Shareholders' Equity	$546,338	$472,811	$467,373